UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 20, 2006

                             INDEX OIL AND GAS INC.
             (Exact name of registrant as specified in its charter)



         Nevada                     000-51430                  20-0815369
(State or Other Jurisdiction     (Commission File           (I.R.S. Employer
       of Incorporation)             Number)              Identification Number)

                         10000 Memorial Drive, Suite 440
                              Houston, Texas 77024
                    (Address of principal executive offices)

                                 (713) 683-0800
              (Registrant's telephone number, including area code)

                                Thai One On, Inc.
          (Former name or former address, if changed since last report)

                                   Copies to:
                            Richard A. Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A contains "unaudited" financial statements of Index Oil & Gas Ltd. for the period ended March 31, 2004. Please refer to the Explanatory Note below.

                                EXPLANATORY NOTE

Index Oil & Gas, Inc. (the "Registrant") is filing the following Current Report on Form 8-K/A containing "unaudited" financial statements to amend the Current Report on Form 8-K, as previously amended, which was filed in connection with the acquisition by the Registrant of 100% of Index Oil & Gas, Ltd., a company formed under the laws of the United Kingdom, which was completed on January 20, 2006.

In connection with the acquisition, the Registrant included Index Oil & Gas Ltd.'s March 31, 2004 financial statements together with the Independent Auditors Report, prepared in accordance with Section 235 of the UK Companies Act 1985, in the Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 25, 2006.

PKF (UK) LLP ("PKF"), the auditor of Index Oil & Gas Ltd, has notified the Registrant that PKF had not approved the use of their Independent Auditors Report.

The Registrant recently engaged a new firm, Russell Bedford Stefanou Mirchandani, LLP to audit the Index Oil & Gas, Ltd. March 31, 2004 and 2005 consolidated financial statements. Due to the time expected to be involved in having the new auditor perform the audit of the consolidated financial statements, the Registrant cannot advise as to the date of completion of the audit and the filing date of the amendment to this annual report. The Registrant will endeavor to proceed with this audit as expeditiously as possible.

In the interim, the Registrant is filing the Index Oil & Gas, Ltd. consolidated financial statements, for the period ended March 31, 2004, contained and made part of this amended current report as unaudited and has furnished such financial statements without an Accountant's Report. The Registrant intends to make its report fully compliant with SEC rules and promptly thereafter will file an amendment to this Current Report with the SEC.

In addition to the foregoing, as described in Item 5.06 of this Form 8-K/A, the Company is filing this amended Form 8-K in order to provide additional information regarding Index UK, as well as a description of the material terms of the Acquisition.

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
Item 1.01. Entry into a Material Definitive Agreement.

     On January 20, 2006, Index Oil & Gas Inc. (fka Thai One On, Inc.) ("Index Oil" or the "Company") completed the acquisition of Index Oil & Gas Ltd. (the "Acquisition" and "Index UK" respectively), a private company formed under the laws of the United Kingdom, pursuant to certain Acquisition and Share Exchange Agreements (collectively the "Agreements") entered into on January 20, 2006. Pursuant to the Agreements, the Company acquired all of the outstanding equity stock (and warrants) of Index UK from Index UK Shareholders and warrant holders who held warrants to subscribe for Index UK equity stock (the "Warrant Holders"). As consideration for the acquisition of the shares of Index UK, the Company issued an aggregate of 22,615,552 shares of Common stock, $0.001 par value (the "Common Stock") and 1,092,676 warrants to purchase shares of Common Stock of the Company to the shareholders of Index UK and Warrant Holders. Furthermore, as part of the Acquisition, 759,448 shares of Common Stock were reserved for issuance by the Company. The Acquisition was completed following the satisfaction of the conditions to closing, including the delivery of audited financial statements of Index UK for the fiscal period ending March 31, 2004 and unaudited financial statements of Index UK for the period ending September 30, 2005. As a result of the Acquisition, Index UK has become a wholly-owned subsidiary of the Company. The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

     Pursuant to the Agreements, each of the Index UK shareholders agreed not to dispose of any of the shares of the Company received by them prior to January 20, 2007 and, thereafter, be subject to selling restrictions directly tied to the average price of the stock of the Company, unless, an offer was made to all the stockholders of the Company. Furthermore, the Agreements contained an Escrow provision which provided that during the 12 month escrow period the voting rights attached to a total of 5,047,130 shares of common stock shall be exclusively exercised in accordance with the written directions of a majority of the directors of Index UK: Mr. Lyndon West, Mr. Daniel Murphy, Mr. Andrew Boetius, Mr. Michael Scrutton and Mr. David Jenkins.

     Upon completion of the acquisition, Daniel Murphy was appointed as Chairman of the Company, Lyndon West was appointed as Chief Executive Officer of the Company and Andrew Boetius was appointed as Chief Financial Officer of the Company. In addition, Daniel Murphy, Lyndon West, Andrew Boetius, David Jenkins, and Michael Scrutton were also appointed to the Board of Directors of the Company. Following such appointments, in February 2006, John Briner's resignation as an officer and director of the Company was accepted by the Board. For a complete description of the backgrounds of such persons, see "Directors and Executive Officers, Promoters and Control Persons."

     In addition, as contemplated by the Agreements, following the completion of the Acquisition, the Company's Board of Directors approved a stock option plan providing for the issuance of up to 5,225,000 shares of Common Stock of the Company to the officers, directors, employees and consultants of the Company and/or its subsidiaries, and made grants of options to purchase an aggregate of 4,577,526 shares of common stock to the employees of Index UK that held options to purchase ordinary shares of Index UK prior to the completion of the acquisition, as well as to the newly appointed directors and officers of the Company. For a complete description of such plan and the grants made under such plan, see "Executive Compensation - Stock Option Plan."


Item 2.01. Completion of Acquisition or Disposition of Assets

                       DESCRIPTION OF INDEX OIL'S BUSINESS

Organizational History

     Index Oil was originally incorporated under the name Thai One On, Inc. ("Thai") on March 3, 2004 under the laws of the State of Nevada for the purpose of developing, owning and operating theme restaurants called "Khanom Jeen" in Malaysia.

     In March 2004, Thai acquired 100% ownership of Chinadoll Inc. Sdn. Bhd, a privately held company incorporated on January 1, 2004 under the laws of Malaysia. On March 30, 2004, the name of the acquired subsidiary was changed from Chinadoll Inc. Sdn. Bhd. to Thai Pasta Enterprise Sdn. Bhd. Thai Pasta Enterprise Sdn. Bhd. was the entity which operated Thai's restaurant in Malaysia. In June 2004, Thai opened its first restaurant in Taipan, Selangor, Malaysia.

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
     In March 2004, the company issued a total of 1,000,000 shares of $0.001 par value common stock as founder's shares to Evon Au, David Knapfel, and Au E-Mun, all of whom were officers and directors of Thai. Both Evon Au and David Knapfel received 400,000 shares each, and Au E-Mun received 200,000 shares. The shares were issued in exchange for cash in the aggregate amount of $5,000.

     In October 2004, Thai completed an initial public offering of its securities in which 2,020,000 shares of its common stock, par value $0.001 per share, were issued to 33 investors for a total of $101,000. Such offering was completed pursuant to a Form SB-2 registration statement that was declared effective by the Securities and Exchange Commission on May 27, 2005.

         In November 2005, Thai sold a portion of its surplus assets that had been utilized in connection with its Khanom Jeen restaurant for an aggregate sum of $5,000 to Mad About Food Inc., a privately held company incorporated under the laws of Malaysia.

         In November 2005, the Company changed its name from Thai One On Inc. to Index Oil and Gas Inc., and increased the number of authorized shares of common stock from 25,000,000 to 75,000,000 shares. In addition, following the increase in the number of authorized shares of common stock, the Company completed an in-kind dividend of 10 shares of common stock for every 1 shares of common stock held.

         On January 20, 2006, the Company completed the acquisition of all of the outstanding equity stock of Index UK from the Shareholders of Index UK. In addition, the Company also completed a private placement on January 20, 2006 for 8,533,333 shares of $0.001 par value common stock of the Company at a price of $0.60 per share for the aggregate sum of $5,120,000.


                       DESCRIPTION OF INDEX UK'S BUSINESS

Organizational History

     Index UK was incorporated under the laws of the United Kingdom on February 21, 2003.

Summary of Index UK Business

     Index UK is an early stage oil exploration and production company formed under the laws of the United Kingdom with its principal executive office located in the United States ("U.S."), in Houston, Texas. Index UK has ongoing operations including oil and gas production in the U.S., where it is also actively pursuing other opportunities. Index UK currently has three wholly-owned subsidiaries through which it conducts its operations, Index Investments North America Inc., Index Oil & Gas (USA) LLC and Index Offshore LLC (the "Subsidiaries"). The Subsidiaries' head office is also located at: 10,000 Memorial Drive, Suite 440, Houston, Texas 77024.

     Index UK was incorporated in 2003 to capitalize on the experience and contacts of its founder Directors and shareholders. Index UK's objective is to develop its oil and gas reserves by taking equity positions in proven petroleum systems and reserves located in the U.S., which it believes eliminates some of the commercial and exploration risks and uncertainties associated with international oil ventures.

Index UK Strategy

     Management intends to focus its short and medium term efforts on known petroleum basins within the U.S. and North America which are close to or adjacent to its current ongoing projects. Index UK's short to mid term objective is to develop its oil and gas reserves to a point where the cash flow of the business will contribute not only to the company's overhead, but also to its capital requirements for investing in new and additional projects. Management believes that it can achieve its objective by utilizing a risk mitigated approach of investing in relatively low cost, low risk drilling opportunities. Management hopes that by taking an increased equity position in the early stages of oil exploration where early risk exposure is mitigated by the ability to divest assets and offset risk, Index UK could successfully position its business in oil exploration and production projects.

Index UK's current focus is directed towards:

     o    efficiently managing ongoing (Phase I) projects
     o    identifying appropriate additional gas and oil opportunities;
     o    seeking to successfully enter future (Phase II and III) projects; and
     o efficiently using its business assets to raise additional capital as needed.

Overview of Business

     Index UK is currently seeking to expand its activities in the North America market. Among several technical and commercial programs that Index UK utilizes to determine the attractiveness and feasibility of particular oil and gas opportunities is a Capital Efficiency Model that compares the net present value of an opportunity to the capital expenditure utilized. This model provides Management of Index UK with a profitability indicator that they utilize to determine the economic attractiveness of an opportunity in order to justify an investment of capital into such opportunity. Management believes that this risk mitigated approach to opportunity evaluation is supported by detailed technical evaluations including the use of 3D seismic data.

3 Phases

     Index UK's business model currently consists of 3 successive stages. The first phase of the business plan, or Phase I, has been completed, has resulted in the initial startup of Index UK's business operations in the U.S. and the establishment of early stage oil and gas operations and cashflow. The second phase of the business plan, or Phase II, commenced in 2005 and is focused on establishing a reserve and production base which Management believes is capable of supporting expansion into the future. Phase III is expected to commence in 2006/7 and to consist of evaluation and eventual entry into larger opportunities with higher equity positions to be held by Index UK. Larger opportunities will in turn subject the company to higher risks, which Management intends to attempt to mitigate by appropriate management of its energy portfolio assets. In order for Index UK to complete Phase II of its business model and enter Phase III projects and remain a viable business entity, it will require an influx of future capital funding anticipated to consist of a mixture of debt and equity financing.

Phase I.

     Index UK's initial project Kansas I (Seward North, Globe and Seward Townsite) was initiated in July of 2003 as a start up project aimed at a low risk, low cost oil production opportunity. This project was selected by Management to act upon its core business concept and to establish initial operations and business relationships.

     Index UK's Kansas I project consists of a 5% working interest in oil and gas leases covering approximately 8,500 acres which are located in Stafford County, Kansas. Management believes that the acquisition and processing of new 3 Dimensional ("3D") seismic data enables Kansas I project partners including Index UK to identify undrilled structural highs in a proven petroleum province. Index UK hopes that the Kansas I project can act as a catalyst to providing it with additional opportunities to expand within the area.

Phase II

     Index UK's goal in Phase II of its operations is to increase its oil/gas reserves and production along with achieving a stream of revenue to cover overhead and other company expenses, as well as contributing to the company's Capex requirements. The Company intends to focus its Phase II structured plan on selected gas biased projects in the U.S., with the objective of acquiring higher working interests in larger opportunities in the U.S and North America. Index UK currently plans to have its Phase II activities consist of a portfolio of several contracted well and gas prospects located on the Gulf coast and in Kansas.

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     Index UK has signed Exploration and Joint Operating Agreements (the
"Operating Agreements") with Crawford Operating Company ("Crawford") in the Gulf Coast area, to participate in 4 wells in Louisiana and South Texas during early 2006. Management believes that the Crawford's extensive industry contacts and operations in Texas and Louisiana, including its relationship with a 3D seismic data reprocessor which has successfully reprocessed 3D seismic data in the Louisiana and South Texas region in the past, will enhance Index UK's ability to achieve increased oil/gas reserves and production. Participation in such Operating Agreements gives Index UK a right to acquire a working interest in the wells when, the wells become producing.

     Index UK has also recently acquired a working interest in a new exploration prospect in the area to the north of Kansas I (Seward) project in Barton County, Kansas and subject to availability of resources and financing, hopes to participate in up to 8-10 wells in the Gulf Coast area, as well as seeking additional opportunities in Kansas and other selected areas of U.S. and North America.

     Pursuant to the Operating Agreements, Index UK has secured a right to participate in the following 4 wells: Walker #1, Vieman #1, Taffy #1 and #2. As of the date hereof, The Walker #1 well has been successfully drilled and completed, and Index UK has entered into an operating lease pursuant to which it holds a 12.5% working interest in such well. Management anticipates initial production of the Walker #1 well to commence in the second quarter of 2006, after the construction of a 1.5 mile gas line which would connect to the existing infrastructure.

     Management expects the Vieman #1 well to be drilled near Manor Lake in South Texas. The area covering the Vieman #1 location is approximately 320 acres. This prospect is based on 3D seismic data originally shot for EOG Resources in 1997 and reprocessed by Viking.

     The Taffy #1 & #2 wells are located in Matagorda County, South Texas. The area where Taffy #1 well is located consists of approximately 370 acres. This prospect is based on 3D seismic data originally shot by Shell in 1993 and recently reprocessed. Management believes that the Taffy #2 well prospect is similar to Taffy #1 well in all respects, except that it is located on a separate 345-acre property and is to be drilled to a lesser depth.

     Subject to rig availability, Index UK expects that the Vieman #1 and Taffy #1 & #2 wells will be drilled in the first quarter or early in the second quarter of 2006.

     In addition to the foregoing, Index UK has secured an interest in an operating lease of up to 5000 acres (the Barton County project), which is located to the north of the Kansas I (Seward) project. This project includes 4-5 square miles of new 3D seismic data. Index UK expects that, subject to the results of the 3D seismic shots, this project should enter the drilling phase sometime in late 2006.

Phase III.

     Index UK hopes that the next stage in its development would progress upon the experience and alliances that it hopes to generate from the execution of Phase II. Index UK is currently analyzing a number of proposals and projects with existing partners and has signed a Memorandum of Understanding with ADC Petroleum, L.P. ("ADC") which provides Index UK an opportunity to negotiate a comprehensive agreement with ADC which, if consummated, would give it an opportunity to participate together with ADC in oil and gas exploration ventures in certain areas covering an aggregate of 220 square miles of Texas, Louisiana and Mississippi.

Industry Overview

     Index UK is operating at a time where economic conditions have dictated larger oil exploration and production companies to focus their resources within the industry in order to become more cost and income efficient. Major energy companies and large independents continue to focus their attention and resources toward the discovery and development of large fields. This has resulted in larger energy companies neglecting to focus on smaller fields and divestment of production and exploration assets worldwide, a trend which Management expects to continue. In addition, the recent economics of the oil and gas market have improved as prices have risen substantially. Management believes that these conditions provide ample opportunities for smaller independent companies to acquire and exploit oil and gas opportunities in the U.S. We expect that there will be an increased competition for such properties in the future.

     Smaller early stage oil exploration and production companies, such as Index UK, have established their focus on the acquisition of the opportunities overlooked by the larger energy firms and have maintained their focus on the divested oil, gas fields and exploration opportunities located in North America that no longer fit the portfolios of larger energy companies. The stable political and economic environment of North America coupled with extensive oil and gas distribution systems available, has contributed to the industry's geographic focus. As such, Index UK has built up what it believes to be a significant pipeline of potential opportunities through Management's extensive network of industry contacts in North America.

     Similarly situated companies within the industry continue to target potential partner candidates in a disciplined manner in order to target gas and oil biased plays. These companies use waterflooding, 3D data reprocessing, enhanced oil recovery, gas and oil production techniques such as Alkaline-Surfactant-Polymer (ASP) technology, chemical floods, infill drilling and recompilations of existing wells to engage in production of oil and gas. Furthermore, pursuant to industry standards, such oil, gas exploration and production companies enter into "expiring" leases along with the operators who undertake the exploration and development of a particular project on behalf of the companies. If the project becomes successful, meaning that it results in development of producing wells, then the companies enter into producing leases with the operators for as long as the wells are producing.

Competition

     Index UK is a small independent oil exploration and production company that represents less than 1% of the oil and gas industry. It faces competition from other oil and gas companies in all aspects of its business, including acquisition of producing properties and oil and gas leases, and obtaining goods, services and labor. Many of its competitors have substantially greater financial and other resources. Factors that affect Index UK's ability to acquire producing properties include available funds, available information about the property and its standards established for minimum projected return on investment. Since Index UK is focusing on acquiring low risk/low cost opportunities and has experience and expertise in exploiting these reserves, it believes that it can effectively compete in the market.

Customers

     Index UK sells its crude oil and natural gas production to independent purchasers. Title to the produced quantities transfers to the purchaser at the time the purchaser collects or receives the quantities. Prices for such production are defined in sales contracts and are readily determinable based on certain publicly available indices. The purchasers of such production have historically made payment for crude oil and natural gas purchases within thirty-five days of the end of each production month. We periodically review the difference between the dates of production and the dates we collect payment for such production to ensure that receivables from those purchasers are collectible. All transportation costs are accounted for as costs that are offset against oil and natural gas sales revenue.

Governmental Regulation

     Index UK's operations are subject to extensive and continually changing regulation affecting the oil and natural gas industry. Many departments and agencies, both federal and state, are authorized by statute to issue, and have issued, rules and regulations binding on the oil and natural gas industry and its individual participants. The failure to comply with such rules and regulations can result in substantial penalties. The regulatory burden on the oil and natural gas industry increases its cost of doing business and, consequently, affects its profitability. Index UK does not believe that we are affected in a significantly different manner by these regulations than are its competitors.

Transportation and Sale of Natural Gas

     Even though Index UK currently focuses on crude oil production, Management believes that natural gas sales could contribute a substantial part to its total sales. The interstate transportation and sale for resale of natural gas is subject to federal regulation, including transportation rates and various other matters, by the Federal Energy Regulatory Commission ("FERC"). Federal wellhead price controls on all domestic natural gas were terminated on January 1, 1992 and none of Index UK's natural gas sales prices are currently subject to FERC regulation. Index UK cannot predict the impact of future government regulation on any natural gas operations.

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Regulation of Production

     The production of crude oil and natural gas is subject to regulation under a wide range of state and federal statutes, rules, orders and regulations. State and federal statutes and regulations require permits for drilling operations, drilling bonds, and reports concerning operations. Texas, Louisiana and Kansas, the states in which Index UK owns properties, have regulations governing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from oil and natural gas wells, the spacing of wells, and the plugging and abandonment of wells and removal of related production equipment. Texas, Louisiana and Kansas also restrict production to the market demand for crude oil and natural gas. These regulations can limit the amount of oil and natural gas Index UK can produce from its wells, limit the number of wells, or limit the locations at which it can conduct drilling operations. Moreover, each state generally imposes a production or severance tax with respect to production and sale of crude oil, natural gas and gas liquids within its jurisdiction.

Environmental Regulations

     Index UK's operations are subject to numerous stringent and complex laws and regulations at the federal, state and local levels governing the discharge of materials into the environment or otherwise relating to human health and environmental protection. These laws and regulations may, among other things, require acquisition of a permit before drilling or development commences, restrict the types, quantities and concentrations of various materials that can be released into the environment in connection with development and production activities, and limit or prohibit construction or drilling activities in certain ecologically sensitive and other protected areas. Failure to comply with these laws and regulations or to obtain or comply with permits may result in the assessment of administrative, civil and criminal penalties, imposition of remedial requirements and the imposition of injunctions to force future compliance. Index UK's business and prospects could be adversely affected to the extent laws are enacted or other governmental action is taken that prohibits or restricts its development and production activities or imposes environmental protection requirements that result in increased costs to it or the oil and natural gas industry in general.

     Index UK conducts its development and production activities to comply with all applicable environmental regulations, permits and lease conditions, and it monitors subcontractors for environment compliance. While Index UK believes its operations conform to those conditions, it remains at risk for inadvertent noncompliance, conditions beyond its control and undetected conditions resulting from activities by prior owners or operators of properties in which it owns interests. Pursuant to industry customs, a project's operator obtains insurance policy coverage for the each of the partner's in a particular project. The operator for Index UK's Kansas I project site has obtained a policy of insurance on behalf of Index UK, the partner in this project (the "Kansas Insurance Policy"). The Kansas Insurance Policy provides for $1,000,000 general commercial liability coverage. This policy also provides for $2,000,000 coverage for general aggregate and products liability. Furthermore, the operator has secured "hired and non-owned" commercial automobile liability coverage with a limit of $1,000,000 and $1,000,000 coverage for workers compensation and employer's liability insurance.

     Crawford, the operator for Index UK's Walker I and Vieman I wells located in Louisiana and South Texas, has obtained a policy of insurance on behalf of Index UK, the partner in these projects (the "Crawford Policy"). The Crawford Policy provides for $1,000,000 general commercial liability coverage. This policy also provides for $2,000,000 coverage for general aggregate and 1,000,000 coverage for products liability. Furthermore, Crawford has secured "hired and non-owned" commercial automobile liability coverage with a limit of $1,000,000 and $1,000,000 coverage for workers compensation and employer's liability insurance. Furthermore, the Crawford Policy provides "umbrella liability" coverage per occurrence in amount of $10,000,000.

Occupational Safety Regulations

     Index UK is subject to various federal and state laws and regulations intended to promote occupational health and safety. Although all of its wells are drilled by independent subcontractors under its "footage" or "day rate" drilling contracts, Index UK has adopted environmental and safety policies and procedures designed to protect the safety of its own supervisory staff and to monitor all subcontracted operations for compliance with applicable regulatory requirements and lease conditions, including environmental and safety compliance. This program includes regular field inspections of its drill sites and producing wells by members of its operations staff or consultants and internal assessments of its compliance procedures. Index UK considers the cost of compliance a manageable and necessary part of our business.

Federal, State or Native American Leases

     Index UK's operations on federal, state or Native American oil and gas leases are subject to numerous restrictions, including nondiscrimination statutes. Such operations must be conducted pursuant to certain on-site security regulations and other permits and authorizations issued by the Bureau of Land Management, Minerals Management Service and other agencies.

Employees

     As of January 1, 2006, Index UK had full time employment agreements with Mr. Andy Boetius and Mr. Lyndon West, its 2 directors, a part time employment agreement with Mr. Daniel Murphy, its director, letter agreements with Mr. David Jenkins and Mr. Michael Scrutton, the other 2 directors of the Company and one part time employee at one of Index Oil's subsidiaries.


                             DESCRIPTION OF PROPERTY

Principal Executive Offices

     The Company currently holds an arrangement to rent its main office comprising of 300 square feet which is located at 10,000 Memorial Drive, Suite 440, Houston, Texas 77024, at a cost of $1,500 per month for the months of November and December of 2005 and January of 2006. Starting February of 2006, rental payments will increase to $2,000 and will be due on a month-to-month basis.

                                  RISK FACTORS

     You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled "Information Regarding Forward Looking Statements." The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company's business operations. If any of the following risks actually occur, the Company's businesses, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

Index UK is at an early stage of development and has a limited operating history.

     Index UK was formed in 2003 operating as a private company formed under the laws of the United Kingdom. As such, it has a limited operating history upon which you can base an evaluation of its business and prospects. As a start-up company in the early stage of development, there are substantial risks, uncertainties, expenses and difficulties Index UK is subject to. You should consider an investment in Index UK in light of these risks, uncertainties, expenses and difficulties. To address these risks and uncertainties, Index UK must do the following:

          o    Successfully execute its business strategy;

          o    Continue to develop its oil exploration and production assets;

          o    Respond to competitive developments; and

          o    Attract, integrate, retain and motivate qualified personnel.

     Index UK may be unable to accomplish one or more of these objectives, which could cause its business to suffer. In addition, accomplishing one or more of these objectives might be very expensive, which could harm its financial results.

Index UK incurred significant losses since inception and anticipates that it will continue to incur losses for the foreseeable future.

     As of March 31, 2004, Index UK had incurred a financial loss after taxation of (pound)173,233. Index UK plans to significantly increase its corporate expenses and general overhead. Management believes that its business proposition will be appealing to oil exploration and development community. There is no assurance, however, that Index UK will be able to successfully achieve an increase in production and reserves at its existing properties or future acquisitions, so as to operate in a profitable manner. If the business of oil and gas well exploration and development slows, notably commodity prices, its margins and profitability will suffer. Index UK is unable to predict whether its operating results will be profitable.

     Management believes that long-term profitability and growth will depend on its ability to:


          o Develop the reputation of Index UK as a successful oil and gas exploration and production company;

          o    Successfully identify and exploit appropriate opportunities;

          o    Develop viable strategic alliances; and

          o Maintain sufficient volume of successful new oil and gas opportunities.

Index UK will need to raise substantial additional capital to fund its operations, and its failure to obtain funding when needed may force it to delay, reduce or eliminate its products and services.

     Index UK's operations have consumed a substantial amount of cash since inception. Index UK expects to continue to spend substantial amounts to:

          o    identify and exploit oil and gas opportunities;

          o maintain and increase the company's human resource including full time and consultant resources;

          o    evaluating drilling opportunities

          o    evaluating future projects and areas for long term development.

     Index UK expects that its cash requirement for operations (Capex) will increase significantly over the next several years. Index UK will be required to raise additional capital to meet anticipated needs. Index UK's future funding requirements will depend on many factors, including, but not limited to:

          o    success of ongoing operations;

          o    forward commodity prices;

          o    operating costs (including human resource costs).

     To date, Index UK's sources of cash have been primarily limited to the sale of equity securities. Index UK cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that Index UK raises additional funds by issuing equity securities, its stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact Index UK's ability to conduct its business. If Index UK is unable to raise additional capital, when required, or on acceptable terms, it may have to significantly delay, scale back or discontinue its products and services.

Index UK may be unable to effectively maintain its oil and gas exploration business.

     Timely, effective and successful oil exploration and production is essential to maintaining Index UK's reputation as a developing oil exploration company. Lack of opportunities or success may significantly effect Index UK's viability. The principal components of Index UK's operating costs include salaries paid to corporate staff, costs of retention of qualified independent engineers and geologists, annual system maintenance and rental costs, insurance, transportation costs and substantial equipment and machinery costs. Because the majority of these expenses are fixed, a reduction in the number of successful oil exploration projects, failures in discovery of new opportunities or termination of ongoing projects will result in lower revenues and margins. Prior success in exploration or production of oil wells does not guarantee future success in similar ventures, thus, its revenues could decline and its ability to effectively engage in oil recovery business would be harmed.

Index UK may be unable to renew or maintain its contracts with independent purchasers, which would harm its business and financial results.

     Upon expiration of its independent purchasers' contracts, Index UK is subject to the risk that the oil and natural gas purchasers will cease buying Index UK's oil and gas production output. It is not always possible to immediately obtain replacement oil and gas purchasers as the industry is extremely competitive. If these contracts are not renewed, it could result in a significant negative impact on Index UK's business.

Index UK may be subject to liability risks, which could be costly and negatively impact its business and financial results.

     Index UK may be subject to liability claims. There are currently many known hazards associated with the exploration, discovery and delivery of natural gas and oil. Other significant hazards may be discovered in the future. To protect against possible liability, Index UK and its purchasers maintain liability insurance with coverage that they believe is consistent with industry practice and appropriate in light of the risks attendant to its business. However, if Index UK and its purchasers are unable to maintain insurance in the future at an acceptable cost or at all, or if its insurance does not fully cover it, and a successful claim was made against Index UK and/or its purchasers, Index UK could be exposed to liability. Any claim made against Index UK not fully covered by insurance could be costly to defend against, result in a substantial damage award against Index UK and divert the attention of management from Index UK's operations, which could have an adverse effect on its financial performance.

Loss of key executives and failure to attract qualified managers, technologists, independent engineers and geologists could limit Index UK's growth and negatively impact its operations.

     Index UK depends upon its management team to a substantial extent. In particular, Index UK depends upon Mr. Lyndon West, its Chief Executive Officer, Mr. Daniel Murphy, its Chairman of the Board of Directors and Mr. Andrew Boetius, its Chief Financial Officer, for their skills, experience, and knowledge of the company and industry contacts. Currently, Index UK has employment or consulting agreements with all of its directors who are: Lyndon West, Daniel Murphy, David Jenkins, Michael Scrutton and Andrew Boetius. The loss of any of these executives, or other members of Index UK's management team, could have a material adverse effect on its business, results of operations or financial condition.

     As Index UK grows, it will increasingly require field managers with experience in its industry and skilled engineers, geologists and technologists to operate its diagnostic, seismic and 3D equipment. It is impossible to predict the availability of qualified managers, technologists, skilled engineers and geologists or the compensation levels that will be required to hire them. In particular, there is a very high demand for qualified technologists who are particularly necessary to operate systems similar to the ones that Index UK operates Index UK may not be able to hire and retain a sufficient number of technologists, engineers and geologists and it may be required to pay bonuses and higher independent contractor rates to its technologists, engineers and geologists which would increase its expenses. The loss of the services of any member of its senior management or Index UK's inability to hire qualified managers, technologists, skilled engineers and geologists at economically reasonable compensation levels could adversely affect Index UK's ability to operate and grow its business.

Complying with federal and state regulations is an expensive and time-consuming process, and any failure to comply could result in substantial penalties.

     Index UK's operations are directly or indirectly subject to extensive and continually changing regulation affecting the oil and natural gas industry. Many departments and agencies, both federal and state, are authorized by statute to issue, and have issued, rules and regulations binding on the oil and natural gas industry and its individual participants. The failure to comply with such rules and regulations can result in substantial penalties. The regulatory burden on the oil and natural gas industry increases its cost of doing business and, consequently, affects its profitability. Index UK does not believe that we are affected in a significantly different manner by these regulations than are its competitors.

     If Index UK's operations are found to be in violation of any of the laws and regulations to which it is subject, it may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines and the curtailment of its operations. Any penalties, damages, fines or curtailment of Index UK's operations, individually or in the aggregate, could adversely affect its ability to operate its business and its financial results. The risk of Index UK being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action against Index UK for violation of these laws or regulations, even if it successfully defends against it, could cause Index UK to incur significant legal expenses and divert management's attention from the operation of its business.

Index UK may experience competition from other oil and gas exploration and production companies and this competition could adversely affect Index UK's revenues and its business.

     The market for oil and gas recovery projects is generally highly competitive. Index UK's ability to compete depends on many factors, many of which are outside of its control. These factors include: timing and market acceptance, introduction of competitive technologies, price and purchaser's interest in acquiring Index UK's oil and natural gas output.

     Many existing competitors, as well as potential new competitors, have longer operating histories, greater name recognition, substantial track records, and significantly greater financial, technical and technological resources than Index UK. This may allow them to devote greater resources to the development and promotion of their oil and gas exploration and production projects. Many of these competitors offer a wider range of oil and gas opportunities not available to Index UK, and may attract business partners consequently resulting in a decrease of Index UK's business opportunities. These competitors may also engage in more extensive research and development, adopt more aggressive strategies and make more attractive offers to existing and potential purchasers, and partners. Furthermore, competitors may develop technology and oil and gas exploration strategies that are equal or superior to Index UK's and achieve greater market recognition. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to better address the needs of our target market. As a result, it is possible that new competitors may emerge and rapidly acquire significant market share.

     Other companies that are primarily focused on offering competitive products are Mobil, Shell, Exxon, Yukos and numerous other large oil and gas recovery companies.

     There can be no assurance that Index UK will be able to compete successfully against its current or future competitors or that competition will not have a material adverse effect on Index UK's business, results of operations and financial condition.

If Index UK is unable to protect its intellectual property effectively, it may be unable to prevent third parties from using its technologies and methods, which would impair its competitive advantage.

     Index UK does not believe that its operations or products infringe on the intellectual property rights of others. However, there can be no assurance that others will not assert infringement or trade secret claims against Index UK with respect to its current or future technologies or that any such assertion will not require it to enter into a license agreement or royalty arrangement with the party asserting the claim. Responding to and defending any such claims may distract the attention of Index UK's management and have an adverse effect on its business, financial condition and results of operations.

     Others may claim in the future that Index UK has infringed their past, current or future technologies. Index UK expect that participants in its markets increasingly will be subject to infringement claims as the number of competitors grow. Any claim like this, whether meritorious or not, could be time-consuming, and result in costly litigation and possibly result in agreements covering intellectual property secrets and technologies. These agreements might not be available on acceptable terms or at all. As a result, any claim like this could harm Index UK's business.

     Index UK regards the protection of its copyrights, service marks, trademarks, and trade secrets as critical to its success. Index UK relies on a combination of patent, copyright, trademark, service mark and trade secret laws and contractual restrictions to protect its proprietary rights in products and services. When applicable, it will enter into confidentiality and invention assignment agreements with employees and contractors, and nondisclosure agreements with parties it conducts business with in order to limit access to and disclosure of its proprietary information. These contractual arrangements and the other steps taken to protect its intellectual property may not prevent misappropriation of its technology or deter independent third-party development of similar technologies. Index UK intends to pursue the registration of trademarks and service marks in the U.S. and internationally. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which its services are made available.

Index UK will need to increase the size of its organization, and may experience difficulties in managing growth.

     Index UK is a small company with minimal employees as of January 20, 2006. Index UK expects to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipates that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional independent contractors and managers. Index UK's future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

The following risks relate principally to the Company's common stock and its market value

There is no existing market for the Company's common stock.

     The Company's common stock is quoted on the Over the Counter Bulletin Board quotation service under the symbol "IXOG". There is no active trading market for any of the Company's securities. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for the securities, the ability of holders of the securities to sell their securities, or the prices at which holders may be able to sell their securities.

The market price of the Company's common stock may be adversely affected by several factors.

         The market price of the Company's common stock could fluctuate significantly in response to various factors and events, including:

          o    the Company's ability to execute its business plan;

          o    operating results below expectations;

          o    loss of any strategic relationship;

          o    industry developments; o economic and other external factors; and

          o    period-to-period fluctuations in its financial results.

     In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company's common stock.

     The Company's common stock may be deemed penny stock with a limited trading market. The Company's common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in obtaining future financing. Further, the Company's securities are subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of the 1934, as amended, or Exchange Act. The penny stock rules apply to Non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have a tangible net worth less then $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitable inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that the Company remains subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for the Company's securities. Because the Company's securities are subject to the "penny stock rules", investors will find it more difficult to dispose of the Company's securities. Further, for companies whose securities are traded on the OTC Bulletin Board, it is more difficult: (1) to obtain accurate quotations, (ii) to obtain coverage for significant new events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

The Company does not expect to pay dividends in the future. Any return on investment may be limited to the value of the Company's stock.

     The Company does not anticipate paying cash dividends on its stock in the foreseeable future. The payment of dividends on the Company's stock will depend on its earnings, financial condition and other business and economic factors affecting the Company at such time as the board of directors may consider relevant. If the Company does not pay dividends, its stock may be less valuable because a return on your investment will only occur if the Company's stock price appreciates.

A sale of a substantial number of shares of the Company's common stock may cause the price of its common stock to decline.

     If the Company's stockholders sell substantial amounts of the Company's common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of its common stock could fall. These sales also may make it more difficult for the Company to sell equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate. Stockholders who have been issued shares in the Acquisition will be able to sell their shares pursuant to Rule 144 under the Securities Act of 1933, beginning one year after the stockholders acquired their shares.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of January 20, 2006 with respect to the beneficial ownership of the Company's outstanding common stock following the acquisition of Index UK by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

                                        Common Stock              Percentage of
Name of Beneficial Owner             Beneficially Owned (1)     Common Stock (1)
----------------------------------- ------------------------- ------------------
Daniel Murphy*(2)                           993,488(4)                 1.81%

Lyndon West*(2)                           5,060,379(5)                 9.14%

Andrew Boetius*(2)                        1,999,255(6)                 3.62%

David Jenkins** (2)                       1,203,172(7)                 2.21%

Michael Scrutton** (2)                    2,636,417(8)                 4.84%

Douglas Wordsworth (3)                    3,829,433(9)                 7.05%

----------------------------------- ------------------------- ------------------


*All officers and directors as a group.
**All directors as a group
(5 persons)

(1) Applicable percentage ownership is based on 54,240,552 shares of common stock outstanding as of January 20, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of January 20, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of January 20, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) The address for these directors of the Index Gas & Oil Ltd. is: c/o Index Oil & Gas Ltd., Lawrence House, Lower Bristol Road, Bath BA2 9ET, United Kingdom.
(3) The address for this beneficial owner is: 44 Heath Lane, Little
Sutton, Ellesmere Port, Cheshire, UK CH66 5NT.
(4) Includes (i) warrants to purchase 66,662 shares of common stock of the Company exercisable at $0.14 per share and (ii) options to purchase 555,435 shares of common stock of the Company exercisable at $0.35 per share, which are presently exercisable or exercisable within 60 days.
(5) Includes (i) warrants to purchase 266,380 shares of Common Stock of the Company exercisable at $0.14 per share, (ii) options to purchase 741,292 shares of common stock of the Company exercisable at $0.35 per share, which are presently exercisable or exercisable within 60 days, and (iii) 101,265 shares of Common Stock granted as executive bonus compensation.
(6) Includes (i) warrants to purchase 124,482 shares of Common Stock of the Company exercisable at $0.14 per share, (ii) options to purchase 741,292 shares of common stock of the Company exercisable at $0.35 per share, which are presently exercisable or exercisable within 60 days, and (iii) 101,264 shares of Common Stock granted as executive bonus compensation.
(7) Includes (i) warrants to purchase 12,539 shares of Common Stock of the Company exercisable at $0.14 per share, (ii) options to purchase 100,056 shares of Common Stock of the Company exercisable at $0.35 per share, which are presently exercisable or exercisable within 60 days, and (iii) 101,264 shares of Common Stock granted as executive bonus compensation.
(8) Includes (i) warrants to purchase 33,095 shares of Common Stock of the Company exercisable at $0.14 per share and (ii) options to purchase 150,688 shares of Common Stock of the Company exercisable at $0.35 per share, which are presently exercisable or exercisable within 60 days.
(9) Includes warrants to purchase 42,126 shares of Common Stock of the Company exercisable at $0.14 per share which are presently exercisable or exercisable within 60 days.

         DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

     Below are the names and certain information regarding the Company's executive officers, directors and director nominees following the acquisition of Index UK.



----------------------- ------- ------------------------------------------------
Name                    Age     Position
----------------------- ------- ------------------------------------------------
Daniel Murphy             63    Director, Chairman of the Company
----------------------- ------- ------------------------------------------------
Lyndon West               46    Director, Chief Executive Officer
----------------------- ------- ------------------------------------------------
Andrew Boetius            42    Director, Chief Financial Officer
----------------------- ------- ------------------------------------------------
David Jenkins             56    Director
----------------------- ------- ------------------------------------------------
Michael Scrutton          60    Director
----------------------- ------- ------------------------------------------------


     Set forth below is a biographical description of each director and senior executive officer of the Company and Index UK based on information supplied by each of them.

     Mr. Daniel Murphy has been the Chairman of the Company since January 20, 2006. From October 1996 to July, 2004, Mr. Murphy was employed at Intrepid Energy (North Sea) Ltd. as Engineering and Production Director. In this position he was instrumental in the development and delineation of the giant Buzzard field, a 500 million plus (recoverable) barrel oil find. Prior thereto, from January 1994 to October, 1996, Mr. Murphy was employed at C.C. Management Associates as the Managing Director. From December 1996 to present date, Mr. Murphy has continuously been a Non-Executive Director of Aker Kvaerner Offshore Partners Limited, a United Kingdom registered company.

     Mr. Lyndon West, who founded Index UK in February of 2003, has been the Chief Executive Officer of the Company since January 20, 2006. From October of 1998 to December of 2003, Mr. West was employed at IHS Energy as New Venture Services Practice Director, and prior thereto as a CEO of IHS Energy's International Division. In this position, he was responsible for the development of business relations worldwide. Prior thereto, from June of 1987 to October of 1998, Mr. West was employed at IEDS Limited, a company which he co founded, as the Managing Director. In this position, he was responsible for developing business direction and strategy implementation for the company. IEDS Limited was subsequently acquired by IHS Energy in 1998. Mr. West has 25 years of experience in the Oil and Gas Industry.

     Mr. Andrew Boetius, a UK Chartered Management Accountant, has been the Chief Financial Officer and a Director of the Company since January 20, 2006. From September of 1988 to March of 2002, Mr. Boetius was employed at Amerada Hess Limited ("Amerada"), a UK subsidiary of Amerada Hess Corporation. Mr. Boetius has held a number of roles during his career with Amerada Hess Corporation, both in its upstream and downstream businesses. In addition, from February of 1999 to June 2002, he was the Finance Director for Amerada's UK Energy Marketing and Trading business. Mr. Boetius was a part of the management team that divested this business to the TXU Group in March 2002. He remained in his role after the divesture to TXU Group through June of 2002. Subsequently Mr. Boetius performed an interim management role for a UK business in the Fortum Group. Mr. Boetius joined Index UK as a Director on its inception in February of 2003. Prior to 1988, Mr. Boetius worked for the UK divisions of GEC group.

     Mr. David Jenkins has been a Director of the Company since January 20, 2006. From December of 2002, to July of 2005, Mr. Jenkins was the President of Exploration Performance LLC ("Exploration Performance"), a Houston consulting company specializing in design and implementation of complete, integrated global exploration processes for oil and gas companies desiring to improve their exploration performance or to expand their exploration business. Mr. Jenkins areas of consultancy services included goal setting, strategy development, project evaluation, portfolio risk analysis, budget optimization, project implementation and post-audit analysis. Exploration Performance's clients included Marathon Oil Company, Norsk Hydro, Robertson Research International, CNODC, IHS Energy and Fairfield Geophysical.

     During the same period, he also acted as the Technical Director of Index UK. As result of his industry contacts, Index UK has acquired an interest in two assets in Stafford County, Kansas and in South Texas. Prior to December 2002, he was employed at Conoco Phillips Inc. ("Conoco") for 28 years in a number of senior management positions. Mr. Jenkins was instrumental in developing the integrated exploration processes, which resulted in Conoco becoming an industry leader in terms of commercial success rate and the number of significant oil field discoveries. In addition Mr. Jenkins was responsible for the analysis that led to major discoveries in the Gulf of Paria and in the CUU Long basins in Vietnam. Mr. Jenkins has also participated in evaluation of projects for Conoco, which included the evaluation and ranking of over 50 basins and 100+ oil exploration plays. Mr. Jenkins has 31 years of experience in global hydrocarbon exploration.

     Dr. Michael Scrutton has been a Director of the Company since January 20, 2006. From 1969 to the end of 2002, Dr. Scrutton was employed by the Robertson Research Group ("Robertson"), a leading British consulting company involved in the upstream oil and gas business. During his tenure with Robertson, he became a director of the Robertson Research Holdings Ltd. and several of its subsidiary companies. In his employment with Robertson, he has fulfilled a variety of technical, management, planning and business development roles. From 1970 to 1986 he worked from Robertson's offices in Singapore, Indonesia and the United States of America, returning to the head office in North Wales in 1986. Dr. Scrutton is a geologist by training and during his 33 years of involvement in the upstream petroleum business, has gained experience in most of the world's oil and gas provinces.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the total compensation that the Company has paid or that has accrued on behalf of Company's chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2005 and 2004.

                           SUMMARY COMPENSATION TABLE

                                                                             Long-Term
                                                                         Compensation Awards

                                                                              Securities
                                                                              Underlying
                                                                              Options (#)     All Other
      Name and Principal Position             Year      Salary      Bonus       /SARS        Compensation
      ------------------------------------ ---------- ---------- ---------- -------------- ---------------
      Evon Au, CEO                            2004       $390        $  0         0            $ 0

     The following table sets forth information concerning the total compensation that Index UK has paid or that has accrued on behalf of Index UK's chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended March 31, 2005 and 2004 and for the period between April, 2005 to December 31, 2005.

                           SUMMARY COMPENSATION TABLE

                                                                              Long-Term
                                                                          Compensation Awards

                                                                               Securities
                                                                               Underlying
                                                                               Options (#)     All Other
       Name and Principal Position             Year      Salary      Bonus       /SARS        Compensation
       ------------------------------------ ---------- ---------- ---------- -------------- ---------------
       Lyndon West, CEO                       2005(1)     $0 (4)        0         0              $68,181(5)
                                              2005(2)     $0 (4)        0         0              $53,363(6)
                                              2004(3)     $0 (4)        0         0              $11,359(7)

(1) Period from April 1, 2005 to December 31, 2005.
(2) Fiscal period starting
March 31, 2004 and ending March 31, 2005.
(3) Fiscal Period ending March 31, 2004 commenced on February 21, 2003, the incorporation date of Index UK.
(4)Under the Consultancy Agreement entered into in February of 2003 by and between Index UK and Lyndon West (the "West Consultancy Agreement"), Index UK had the right to defer certain payments of compensation to its Directors and Officers and did exercise that right at all times from February of 2003 to December of 2005, to defer payment of compensation and require that the Directors and Officers apply the compensation amounts toward exercising options granted to them to acquire Index UK equity stock.
(5) Compensation of $68,181 for the period from April 1, 2005 to December 31, 2005 pursuant to the West Consultancy Agreement was deferred and required by the Company to be applied toward exercising of 187,500 options granted to Mr. West into 187,500 shares of Index UK equity stock.
(6) Compensation of $53,363 for the fiscal period of April 1, 2004 to March 31, 2005, pursuant to the West Consultancy Agreement, was deferred and required by the Company to be applied toward exercising of 147,500 options granted to Mr. West into 147,500 shares of Index UK equity stock.
(7) Compensation of $11,359 for the fiscal period of February 21, 2003 to March 31, 2004, pursuant to the West Consultancy Agreement, was deferred and required by the Company to be applied toward exercising of 62,475 options granted to Mr. West into 62,475 shares of Index UK equity stock.

* Compensation amounts are based on salaries that are to be paid in British Pounds. All executive compensation amounts were translated into U.S. dollars at the average exchange rate prevailing during the applicable periods presented.

Employment and Consultancy Agreements

     In January 20, 2006, Index UK entered into employment and consulting agreements, with the following five directors of Index UK that provide for total aggregate minimum annual salaries of $284,694, which became effective as of January 1, 2006:

     o Mr. West and Mr. Boetius. The agreements provide for Mr. West and Mr. Boetius to receive each an annual salary of $90,909 per year. Mr. West's and Mr. Boetius' employment agreements provide for continuous employment without a set date of termination. Index UK may terminate Mr. West's or Mr. Boetius' employment when Mr. West or Mr. Boetius respectively reach such age as Index UK's Board of Directors determines as the appropriate retirement age for the senior employees of company. Mr. West and Mr. Boetius may terminate their employment with the company upon not less than 3 months notice. Pursuant to their employment agreements, Index UK provides Mr. Murphy and Mr. Boetius with Director's Liability Insurance and contributes to their pension. Additionally, Index UK may terminate Mr. West's and/or Mr. Boetius' employment agreement upon not less than 6 months notice. Pursuant to Termination of Control protection, upon termination of Mr. West's or Mr. Boetius' employment due to a change of control of Index UK, Mr. West and/or Mr. Boetius are entitled to severance pay. The severance pay is equal to four times the amount of Mr. West's or Mr. Boetius' compensation package, respectively, as defined in the agreements;


     o A part time Employment Agreement with Mr. Murphy. The agreement provides for Mr. Murphy to receive an annual salary of $75,000 per year. Mr. Murphy's is employed continuously by Index UK without a set date of termination; however, his employment is terminated immediately upon his death or permanent disability. Index UK may also terminate Mr. Murphy's employment upon six months notice. Mr. Murphy may terminate his employment upon 3 months notice to Index UK. Pursuant to his employment agreement, Index UK provides Mr. Murphy with Director's Liability Insurance and contributes to his pension. Furthermore, the employment agreement provides for a Termination of Control Protection which entitles Mr. Murphy to receive an amount equivalent to 4 times of annual compensation amount; and

     o A non executive director Service Agreement with Mr. Jenkins and Mr. Scrutton. The Agreements provide for Mr. Jenkins to receive a salary of $1,050 per month, and Mr. Scrutton to receive a salary of $1,091 per month. Mr. Jenkins' and Mr. Scrutton's employment is terminated immediately upon their death or permanent disability. Index UK may also terminate Mr. Jenkins' or Mr. Scrutton's employment upon three months written notice. Mr. Jenkins and Mr. Scrutton may terminate their employment upon 3 months written notice to Index UK. Pursuant to their employment agreements Index UK provides Mr. Jenkins and Mr. Scrutton with Directors Liability Insurance and contributes to their Private pension plan. Furthermore, the employment agreement provides for a Termination of Control Protection which entitles Mr. Jenkins and Mr. Scrutton to achieve vesting of their unvested stock options up to the date of termination.

* Compensation amounts are based on salaries that are to be paid in British Pounds. All executive compensation amounts were translated into U.S. dollars at the average exchange rate prevailing during the applicable periods presented.

Stock Option Plan

     As contemplated by the Acquisition Agreement, following the completion of the Acquisition, the Company's Board of Directors agreed to the adoption of the Stock Option Plan and ratified it on March 14, 2006 effective as of January 20, 2006, providing for the issuance of up to 5,225,000 shares of Common Stock of the Company to the officers, directors, employees and consultants of the Company and/or its subsidiaries. Pursuant to the Stock Option Plan, the Company granted options to purchase an aggregate of 4,577,526 shares of common stock at $0.35 per share to the newly appointed directors and officers that held options to purchase ordinary shares of Index UK prior to the completion of the acquisition, as well as to the newly appointed directors and officers of the Company.

     The principal terms and conditions of the stock options granted under the Stock Option Plan are that vesting of the options granted to Directors of the Company occurs in three stages: (1) 50% on January 20, 2006; (2) 25% on January 20, 2007; and (3) 25% on January 20, 2008. The options granted are exercisable at $0.35 per share. Furthermore, the stock options granted under the Stock Option Plan are generally non transferable other than to a legal or beneficial holder of the options upon the option holder's death. The rights to vested but unexercised options cease to be effective: (1) 18 months after death of the stock options holder; (2) 6 months after Change of Control of the Company; 12 months after loss of office due to health related incapacity or redundancy; or
(5) 12 months after the retirement of the options holder from a position with Index Oil.

     Of the options to purchase an aggregate of 4,577,526 shares of common stock that were granted, the following stock options have been granted to directors of the Company:

                   Lyndon West               1,482,584 options
                   Andrew Boetius            1,482,584 options
                   Daniel Murphy             1,110,871 options
                   David Jenkins               200,112 options
                   Michael Scrutton            301,375 options

     Furthermore, the Company granted bonus awards, in the form of shares of common stock of the Company as follows: 101,265 to Mr. Lyndon West and 101,264 to each of Messrs. Andrew Boetius and David Jenkins, in consideration of Index UK reaching certain performance objectives.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following related party transactions occurred from January 20, 2004 to January 20, 2006.

     In March of 2004, a total of 1,000,000 shares were issued to the Company's officers and directors in consideration of $.005 per share, or a total of $5,000 in cash. In addition, Au E-Mun, Evon Au and Evelyn Au, former officers, directors and founders of Chinadoll, Inc. Sdn. Bhd., a privately held Malaysian corporation, assigned all of their rights, title and interest in and to the Malaysian corporation to the Company at no cost to the Company.

     On April 28, 2004, David Knapfel, a former officer and director of the Company, loaned the Company a total of $40,000 pursuant to the Promissory Note Agreement entered into with the Company, for the purpose of securing the lease and opening of Thai Pasta Sdn. Bdh.'s first restaurant. The loan was repaid in full from the proceeds of the Company's initial public offering, registered with the U.S. Securities and Exchange Commission on Form SB-2 and completed in November 2004.


                            DESCRIPTION OF SECURITIES

Common Stock

     The Company's authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share and zero shares of preferred stock. As of January 20, 2006, there were 54,240,552 shares issued and outstanding of the Company's voting stock.

     Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

     Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

Warrants

     In addition to the foregoing, as of January 20, 2006 there were 954,102 warrants outstanding entitling the holder upon exercise and payment of US $0.14 to subscribe for one share of common stock, par value $0.001 (the "Common Stock") of the Company. Furthermore, as of January 20, 2006 there were 138,664 warrants outstanding entitling the holder upon exercise and payment of US $0.07 to subscribe for one fully paid and non-assessable share of Common Stock of the Company.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's Common Stock has been traded on the OTC Bulletin Board under the symbol IXOG since January 20, 2006.

     The following sets forth the range of the closing bid prices for the Company's Common Stock for the period starting January 20, 2006 through March 3, 2005. Such prices represent inter-dealer quotations, do not represent actual transactions, and do not include retail mark-ups, markdowns or commissions. Such prices were determined from information provided by a majority of the market makers for the Company's Common Stock.



                                   High Close             Low Close

           First Quarter, 2006      $1.66                  $0.97
                                    ------                 ------


     The shares quoted are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

     The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the registrant's net tangible assets; or exempted from the definition by the Commission. Trading in the shares is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

     For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the company's common stock and may affect the ability of shareholders to sell their shares.

Holders

The approximate number of holders of the Common Stock of the Company as of March 2, 2006 was 265.

Dividends

     No cash dividends were declared by the Company during the fiscal year ended March 31, 2005. While the payment of dividends rests within the discretion of the Board of Directors, it is not anticipated that cash dividends will be paid in the foreseeable future, as the Company intends to retain earnings, if any, for use in the development of its business. The payment of dividends is contingent upon the Company's future earnings, if any, the Company's financial condition and its capital requirements, general business conditions and other factors.


                      EQUITY COMPENSATION PLAN INFORMATION

     The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as January 20, 2006

       ------------------------------------ ------------------------ ----------------------- ---------------------------
                  Plan category              Number of securities       Weighted average        Number of securities
                                               to be issued upon       exercise price of      remaining available for
                                                  exercise of         outstanding options,     future issuance under
                                             outstanding options,     warrants and rights    equity compensation plans
                                              warrants and rights                              (excluding securities
                                                                                              reflected in column (a)
       ------------------------------------ ------------------------ ----------------------- ---------------------------
                                                      (a)                     (b)                      (c)
       ------------------------------------ ------------------------ ----------------------- ---------------------------
       Equity compensation plans approved             -0-                $    -0-                      -0-
       by security holders
       ------------------------------------ ------------------------ ----------------------- ---------------------------
       Equity compensation plans not               4,577,526                  0.35                    647,474
       approved by security holders
       ------------------------------------ ------------------------ ----------------------- ---------------------------
       Total                                       4,577,526                  0.35                    647,474
       ------------------------------------ ------------------------ ----------------------- ---------------------------


LEGAL PROCEEDINGS

Index Oil & Gas Inc.

     Index Oil & Gas Inc. is not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Index UK

     Index UK is not a party to any pending legal proceeding, nor is its property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of Index UK.

                     RECENT SALES OF UNREGISTERED SECURITIES

     In March 2004, the Company issued a total of 1,000,000 shares of $0.001 par value common stock as founder's shares to Evon Au, David Knapfel, and Au E-Mun, all of whom were officers and directors of Thai. Both Evon Au and David Knapfel received 400,000 shares each, and Au E-Mun received 200,000 shares. The shares were issued in exchange for cash in the aggregate amount of $5,000.

     On January 20, 2006 the Company completed a private placement for 8,533,333 shares of common stock of the Company at a price of $0.60 per share for an aggregate sum of $5,120,000.

     In addition, on January 20, 2006, the Company issued an aggregate of 22,615,552 shares of common stock of the Company and 1,092,676 warrants to subscribe for Common Stock of the Company as consideration for the acquisition of Index UK's outstanding equity stock and warrants from the Index UK's Shareholders. As part of the Acquisition, 759,448 shares of Common Stock were reserved for issuance by the Company.

     All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Index Oil and Gas Inc. or executive officers of Index Oil and Gas Inc., and transfer was restricted by Index Oil and Gas Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 2.01.

Item 5.06 Change in Shell Company Status.

     Prior to the entry into the Letter of Intent to acquire 100% of the share capital of Index UK, the Company owned and operated a theme restaurant called "Khanom Jeen" in Taipan, Selangor, Malaysia. Such business was open and active as reported in the Form 10-QSB for the period ended September 30, 2005, which was filed by Thai on November 9, 2005. Subsequent to that date, but prior to the completion of the Acquisition, Thai sold a portion of its surplus assets that had been utilized in connection with its Khanom Jeen restaurant for an aggregate sum of $5,000 to Mad About Food Inc., a privately held company incorporated under the laws of Malaysia, and, thereafter, it ceased all operations in its Thai Pasta Enterprise Sdn. Bhd. subsidiary. Subsequently, the parties completed the Acquisition in January 2005 and a Form 8-K regarding the completion of the acquisition (and amendments to the Form 8-K) was filed by the Company. Management of the Company has since determined, based upon information provided to the Company subsequent to the completion of the Acquisition and the filing of the Form 8-K, as previously amended, including preliminary unaudited financial accounts prepared by former management of Thai for the year ended December 31, 2005, that Thai may have been deemed to be a shell company at the time of the completion of the acquisition. Accordingly, the Company is providing additional information regarding Index UK in this Amended Form 8-K, as well as a description of the material terms of the Acquisition, in order to comply with the requirements of Item 5.06. See Items 1.01 and 2.01.


Item 9.01 Financial Statements and Exhibits


(a) Financial statements of businesses acquired.

This Form 8-K/A contains "unaudited" financial statements of Index Oil & Gas Ltd. for the period ended March 31, 2004. Please refer to the Explanatory Note to this filing.

Statement of Directors' Responsibilities

Consolidated Profit And Loss Account For Period Ended March 31, 2004

Consolidated Statement Of Total Recognised Gains And Losses For Period Ended March 31, 2004

Consolidated Balance Sheet as of March 31, 2004

Company Balance Sheet as of March 31, 2004

Consolidated Cash Flow Statement For Period Ended March 31, 2004

Notes to the Unaudited Financial Statements For Period Ended March 31, 2004

(b) Pro forma financial information. To be filed by amendment.

(c) Shell company transactions.

See Items 9.01(a) and 9.01(b).

(d) Exhibits



Exhibit
Number         Description
--------------------------------------------------------------------------------
3.1            Amendment to the Articles of Incorporation of Index Oil & Gas
               Inc. (the "Company"), dated November 28, 2005, changing the name of the Company from Thai One On Inc. to Index Oil & Gas Inc., and increasing the number of authorized shares from 25,000,000 to 75,000,000.

10.1 Acquisition Agreement between Index Oil and Gas Inc., certain Shareholders of Index Oil & Gas Ltd., and Briner Group Inc. dated January 20, 2006.

10.2 Form of Share Exchange Agreement entered into by and between Index Oil & Gas Inc. and certain Index Oil & Gas Ltd. shareholders.

10.3 Employment Agreement entered into by and between Index Oil & Gas Ltd. and Lyndon West, dated January 20, 2006.

10.4 Employment Agreement entered into by and between Index Oil & Gas Ltd. and Andrew Boetius, dated January 20, 2006.

10.5 Employment Agreement entered into by and between Index Oil & Gas Ltd. and Daniel Murphy, dated January 20, 2006.

10.6 Non Executive Director Service Agreement entered into by and between Index Oil & Gas Ltd. and David Jenkins, dated January 20, 2006.

10.7 Non Executive Director Service Agreement entered into by and between Index Oil & Gas Ltd. and Michael Scrutton, dated January 20, 2006.

10.8           Form of Subscription Agreement dated as of January 20, 2006.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Index Oil & Gas Inc.



Dated: March  14, 2006                    By:  /s/ Lyndon West
                                             -------------------------------
                                             Name: Lyndon West
                                             Title: Chief Executive Officer

                             INDEX OIL AND GAS LTD.


                         UNAUDITED FINANCIAL STATEMENTS


                                 March 31, 2004


                                   Index Page



STATEMENT OF DIRECTORS'RESPONSIBILITIES                                    1

CONSOLIDATED PROFIT AND LOSS ACCOUNT                                       2
   FOR FISCAL YEAR ENDING MARCH 31, 2004

CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES                2
   FOR FISCAL YEAR ENDING MARCH 31, 2004

CONSOLIDATED BALANCE SHEET                                                 3
   AS AF MARCH 31, 2004

COMPANY BALANCE SHEET                                                      4
   AS AF MARCH 31, 2004

CONSOLIDATED CASH FLOW STATEMENT
5
   FOR FISCAL YEAR ENDING MARCH 31, 2004

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS                             11 - 15
   FOR FISCAL YEAR ENDING MARCH 31, 2004




                             INDEX OIL & GAS LIMITED
                    STATEMENT OF DIRECTORS' RESPONSIBILITIES


Company law requires the directors to prepare financial statements for each financial period, which give a true and fair view of the state of affairs of the company and the group and of the profit or loss of the group for that period. In preparing those financial statements, the directors are required to:

o    select suitable accounting policies and then apply them consistently;

o    make judgements and estimates that are reasonable and prudent;

o state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements; and

o prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company and the group will continue in business.

The directors are responsible for keeping proper records which disclose with reasonable accuracy at any time the financial position of the company and the group and enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The directors are responsible for ensuring that the directors' report is prepared in accordance with company law in the United Kingdom.

                             INDEX OIL & GAS LIMITED
                 UNAUDITED CONSOLIDATED PROFIT AND LOSS ACCOUNT
                       FOR THE PERIOD ENDED 31 MARCH 2004

                                                                                                      Period ended
                                                                                                        31 March
                                                          Notes                                           2004
                                                          -----                                           ----
                                                                                               (pound)          (pound)
Turnover                                                    2                                                    21,480

Cost of sales
Production costs                                                                               (9,392)
Depreciation, depletion and amortization                    8                                  (7,553)
                                                                                              --------
                                                                                              (16,945)

                                                                                                              ---------
Gross profit                                                                                                      4,535

Administrative expenses
                                                                                             (179,779)

                                                                                                              ---------
Operating loss                                              3                                                  (175,244)

Interest receivable and similar income                      4                                                     2,011


                                                                                              --------
Loss on ordinary activities before taxation                                                                    (173,233)

Taxation                                                    6                                                         -


                                                                                              --------
Loss for financial year                                    14                                                  (173,233)
                                                                                                              =========


All amounts relate to continuing activities.

                             INDEX OIL & GAS LIMITED
      UNAUDITED CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
                       FOR THE PERIOD ENDED 31 MARCH 2004

                                                                                          Period ended
                                                                                             31 March
                                                                                               2004
                                                                                              (pound)
Loss for the financial year                                                                  (173,233)

Exchange translation differences on consolidation                                             (27,349)
                                                                                             --------

Total recognised gains and losses                                                            (200,582)
                                                                                             ========

                                        3

                             INDEX OIL & GAS LIMITED
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                               AS OF 31 MARCH 2004


                                                                                                        2004
                                                                                                        ----
                                                          Notes                              (pound)            (pound)
                                                          -----

FIXED ASSETS
Intangible assets                                           7                                                   138,087
Tangible assets                                             8                                                    92,332
                                                                                                              ---------

                                                                                                                230,419


CURRENT ASSETS
Debtors                                                    10                                   5,503
Cash at bank and in hand                                                                      139,315
                                                                                             --------

                                                                                              144,818


CREDITORS
Amounts falling due within one year                        11                                (164,268)
                                                                                             --------

NET CURRENT ASSETS                                                                                              (19,450)

PROVISIONS FOR LIABILITIES AND CHARGES                     12                                                    (5,713)
                                                                                                              ---------

TOTAL ASSETS LESS LIABILITIES
                                                                                                                205,256
                                                                                                              =========


CAPITAL AND RESERVES
Called up share capital                                    13                                                   345,652
Share premium account                                      16                                                    60,186
Profit and loss account                                    14                                                  (200,582)
                                                                                                              ---------

SHAREHOLDERS' FUNDS - Equity                               15                                                   205,256
                                                                                                              =========

The financial statements were approved by the board on 13 July 2004

Signed on behalf of the board of directors

L West                     A Boetius
Director                   Director

                             INDEX OIL & GAS LIMITED
                         UNAUDITED COMPANY BALANCE SHEET
                               AS OF 31 MARCH 2004

                                                                                                        2004
                                                                                                        -----
                                                          Notes                            (pound)             (pound)
                                                          -----
FIXED ASSETS
Tangible assets                                             8                                                     4,045
Investments                                                 9                                                   233,372
                                                                                            ---------

                                                                                                                237,417

CURRENT ASSETS
Debtors                                                    10                                  44,602
Cash at bank and in hand                                                                      135,119
                                                                                            ---------

179,721

CREDITORS
Amounts falling due within one year                        11                                (144,008)
                                                                                            ---------

NET CURRENT ASSETS                                                                                               35,713
                                                                                                              ---------

TOTAL ASSETS LESS CURRENT LIABILITIES                                                                           273,130
                                                                                                              =========

CAPITAL AND RESERVES

Called up share capital                                    13                                                   345,652
Share premium account                                      16                                                    60,186
Profit and loss account                                    14                                                  (132,708)
                                                                                                              ---------

SHAREHOLDERS' FUNDS - Equity                               15                                                   273,130
                                                                                                              =========

The financial statements were approved by the board on 13 July 2004

Signed on behalf of the board of directors

L West                     A Boetius
Director                   Director

                             INDEX OIL & GAS LIMITED
                   UNAUDITED CONSOLIDATED CASH FLOW STATEMENT
                       FOR THE PERIOD ENDED 31 MARCH 2004

                                                                                                                2004
                                                                                                               (pound)
 Reconciliation of operating loss to net cash outflow from
 operating activities

 Operating loss                                                                                                (175,244)
 Depreciation of tangible fixed assets                                                                            8,156
 Increase in debtors                                                                                             (5,696)
 Increase in creditors                                                                                           88,281
                                                                                                              ---------

 Net cash outflow from operating activities                                                                     (84,503)
                                                                                                              =========

 CASH FLOW STATEMENT (note 17)

 Net cash outflow from operating activities                                                                     (84,503)
 Returns on investments and servicing of finance                                                                  2,011
 Taxation                                                                                                             -
 Capital expenditure                                                                                           (261,955)
                                                                                                              ---------
 Net cash outflow before financing                                                                             (344,447)
 Financing                                                                                                      482,567
                                                                                                              ---------
Increase in cash                                                                                                138,120
                                                                                                              =========

Reconciliation of net cash flow to movement in net funds (note 18)

Increase in cash in the year                                                                                    138,120
Foreign Exchange differences                                                                                      1,195
                                                                                                              ---------

Change in net funds                                                                                             139,315
Net cash in hand and at Bank at 21 February 2003                                                                      -
                                                                                                              ---------
Net cash in hand and at Bank at 31 March 2004                                                                   139,315
                                                                                                              =========

Net debt (note 18)
At 21 February 2003
Net cash in hand                                                                                                      -
Debt                                                                                                                  -
                                                                                                              ---------

Net funds                                                                                                             -
                                                                                                              =========

At 31 March 2004
Net cash in hand                                                                                                139,315
Debt                                                                                                            (80,962)
                                                                                                              ---------

Net funds                                                                                                        58,353
                                                                                                              =========

                             INDEX OIL & GAS LIMITED
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           PERIOD ENDED 31 MARCH 2004


1    ACCOUNTING POLICIES

     The principal accounting policies adopted in the preparation of the unaudited financial statements are as follows:

     (a)  Going concern

          The group is in an early stage of development. It has limited cash resources, it does not currently generate any significant revenues and its success will depend largely upon the outcome of its future exploration and development programs in the US. The Company has entered into an Option Agreement to enter into such a program and the Directors are currently actively working to raise the additional funding, in the form of convertible debt which will convert to equity, required to proceed with this and cover ongoing operating costs. They believe that they will be successful and they have also received written confirmations of continuing financial support from existing shareholders to meet current financial obligations. However, the fundraising process is currently ongoing and therefore there can be no certainty in this regard.

          The directors believe they have considered all relevant information and have concluded that it is appropriate to prepare these financial statements on the going concern basis. The financial statements do not include any adjustments that may be required if the additional funds are not available or if additional programs under the Option Agreement are not secured.

     (b)  Basis of preparation

          The accounts have been prepared under the historical cost convention and in accordance with applicable UK accounting standards.

          The financial statements fall within the scope of the Statement of Recommended Practice ("SORP"), "Accounting for Oil and Gas Exploration, Development, Production and Decommissioning Activities", issued by the Oil Industry Accounting Committee. The financial statements, including disclosures, have been prepared in accordance with the provisions of the SORP currently in effect.

     (c)  Basis of consolidation

          The consolidated financial statements include the financial statements of the Company and its subsidiary made up to 31 March 2004. The acquisition method of accounting has been adopted, such that the results of the subsidiary undertaking established during the year are included in the consolidated profit and loss account from the date of acquisition.

          The Group's exploration, development and production activities are conducted jointly with other companies. Since these arrangements do not constitute entities in their own right, the financial statements reflect the relevant proportion of costs, revenues, assets and liabilities applicable to the Group's interests.

     (d)  Turnover

          Turnover is recognised on an entitlement basis and represents the sales value, net of Royalty Interests, of the Group's share of oil and gas revenue in the year.


     (e)  Oil and gas interests

          Oil and gas projects
          The Group has adopted the full costs accounting policy for expenditure on oil and gas projects. As a result, all costs are accumulated in cost pools and are then written off to the extent that they are not supported by underlying oil and gas reserves, unless the expenditure relates to an area where it is too early to make such a decision.

                             INDEX OIL & GAS LIMITED
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           PERIOD ENDED 31 MARCH 2004


1    ACCOUNTING POLICIES (Continued)

     (f)  Oil and gas interests (continued)

          Production Assets
          Impairment and ceiling test Capitalised expenditure is reviewed each year for possible impairment on a property basis. Any expenditure which is judged to be impaired is included in the relevant depletion calculation. As a test for impairment, the capitalised costs in each cost pool of tangible assets is compared each year with the net present value of future cash flows derived from the assets in the pool. These ceiling test values are calculated on the basis of expected future product prices.

          Depreciation, depletion and amortisation
          Amortisation of expenditure held in each tangible cost pool is provided using the unit of production method based on entitlement to proved and probable reserves of oil and gas and estimated future development expenditure to be incurred to access these reserves. Changes in reserves are accounted for prospectively.

          Decommissioning costs
          Provision for decommissioning is recognised in full at the commencement of oil and gas production, or when the assets are acquired, if later. The amount recognised is the present value of the estimated future expenditure. A corresponding tangible fixed asset is also created at an amount equal to the provision. This is subsequently amortised as part of the capital costs of the production facilities, having taken account of any expected salvage value. Any change in the present value of the estimated expenditure is reflected as an adjustment to the fixed asset.

          Pre-production assets
          Expenditure in this category has been included in the balance sheet under intangible assets. Expenditure incurred on pre-production assets is transferred to tangible assets once a decision has been made as to the commercial development of a field or property.

     (g)  Other tangible fixed assets

          Other tangible fixed assets are shown at cost. Depreciation is provided at rates calculated to write off the cost, less estimated residual value, of each asset on a straight-line basis over its expected useful life, as follows:

          Computer Equipment                  20% straight line

     (h)  Fixed asset investment

     Fixed asset investments are stated at cost less provision for any impairment in value.

     (i)  Deferred taxation

     In accordance with FRS 19 full provision is made at current rates for taxation deferred in respect of all timing differences. Deferred tax balances are not discounted.

     Deferred tax assets are only recognised where they arise from timing differences where their recoverability in the short term is regarded as more likely than not.

     (j)  Foreign currency

     The results of overseas operations are translated at average rates of exchange during the period and the balance sheet is translated into sterling at the rate of exchange ruling on the balance sheet date. Exchange differences which arise from translation of the opening net assets and results of foreign subsidiary undertakings are taken to reserves. All other exchange differences are taken to the profit and loss account.

                             INDEX OIL & GAS LIMITED
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           PERIOD ENDED 31 MARCH 2004


1    ACCOUNTING POLICIES (Continued)

     (k)  Company profit and loss account

          The company had taken advantage of the exemption conferred by Companies Act 1985 section 230 from publishing its own profit and loss account. The result for the period ended 31 March 2004 was a loss after taxation of (pound)132,708.


2    TURNOVER

          The Group operates in one business segment, the exploration for and production of oil and gas. The origin and destination of all sales is in the USA.


3    OPERATING LOSS

                                                                                                  2004
                                                                                                  ----
                                                                                                 (pound)
       The operating loss is stated after charging/(crediting):

       Depreciation of tangible assets                                                             8,156
       Auditors remuneration   - audit services                                                   13,809
                               - non audit services                                                3,044
       Loss on foreign exchange translation                                                        3,214
                                                                                                 =======


4    INTEREST RECEIVABLE AND SIMILAR INCOME

                                                                                                   2004
                                                                                                  ------
                                                                                                  (pound)

       Bank interest received                                                                      2,011
                                                                                                 =======


5    DIRECTORS' REMUNERATION

       Directors' remuneration, all of which relates to payments on service contracts and expenses, consists of the following:

                                                                                                   2004
                                                                                                  ------
                                                                                                  (pound)
       Directors fees                                                                             36,824
                                                                                                 =======

There was no pension scheme in operation during the year. All executive directors received equal remuneration based on length of service in the year.

The average number of employees, including directors, in the period was 3.

                             INDEX OIL & GAS LIMITED
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           PERIOD ENDED 31 MARCH 2004



6    TAXATION

       a) Analysis of charge for the year

       No corporation tax liability arises in respect of the period due to the loss incurred.

                                                                                                     2004
                                                                                                   (pound)
       b) Factors affecting tax charge for period

       Loss on ordinary activities before tax                                                      (173,233)
                                                                                                  ---------

       Expected tax @ 30%                                                                           (51,970)
       Expenses not deductible for tax purposes                                                      27,046
       Unrelieved trading losses arising in the period                                               24,924
                                                                                                  ---------

       Actual tax charge                                                                                  -
                                                                                                  =========

       c) Factors affecting future tax charge

       No liability to UK corporation tax arose on ordinary activities for the period ending 31 March 2004. At 31 March 2004 the group had losses amounting to approximately (pound)82,000 available for offset against future taxable profits. This represents a deferred tax asset of approximately (pound)24,900, which has not been recognised in these financial statements because there is currently insufficient evidence of recovery in the near future.

7    INTANGIBLE FIXED ASSETS

                                                                                                         Unproven and
                                                                                                           undeveloped
                                                                                                         Oil Interests
                                                                                                         --------------
       Group                                                                                                 (pound)
       Cost
       Additions                                                                                              232,775
       Transfer to Tangible Fixed Assets                                                                      (75,247)
       Currency translation adjustment                                                                        (19,441)
                                                                                                           ----------

       Cost and net book value at 31 March 2004                                                               138,087
                                                                                                           ==========

                                                                                                             Licenses
                                                                                                             --------
       Company                                                                                                (pound)

       Cost
       Additions                                                                                              232,775

       Disposals
       Disposal in year                                                                                      (232,775)
                                                                                                           ----------

       Cost and net book value at 31 March 2004                                                                     -
                                                                                                           ==========

       The company acquired a 5% working interest in an area of mutual interest covering 8,500 acres in Stafford County, Kansas, USA on 25 July 2003. On
       26 August 2003, the company assigned all rights and obligations relating to this asset to Index Oil and Gas (USA) LLC. The company was granted interest in the equity capital of Index Oil & Gas (USA) LLC equal to the value of the asset.

                             INDEX OIL & GAS LIMITED
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           PERIOD ENDED 31 MARCH 2004


8    TANGIBLE FIXED ASSETS
       Group

                                                                              Proven and
                                                                             developed Oil     Computer
                                                                               interests       equipment         Total
                                                                               ---------       ---------         -----
                                                                                (pound)          (pound)        (pound)
       Cost
       Transfers from Intangible Fixed Assets                                     75,247               -        75,247
       Additions                                                                  22,853           6,327        29,180
       Decommissioning costs provided                                              5,713               -         5,713
       Currency translation adjustment                                            (9,598)            (54)       (9,652)

                                                                               ---------       ---------      --------
       Total transfers, additions and adjustments at 31 March 2004                94,215           6,273       100,488
                                                                               ---------       ---------      --------

       Depreciation
       Charge for the period and at 31 March 2004                                  7,553             603         8,156
                                                                               ---------       ---------      --------

       Net book value
       At 31 March 2004                                                           86,662           5,670        92,332
                                                                               =========       =========      ========

       Company                                                                Proven and       Computer
                                                                             developed Oil     Computer
                                                                               interests       equipment         Total
                                                                               ---------       ---------         -----
                                                                               (pound)          (pound)         (pound)
       Cost
       Additions and at 31 March 2004                                                  -           4,495         4,495
                                                                               ---------       ---------      --------
       Depreciation
       Charge for the period and at 31 March 2004                                      -             450           450
                                                                               ---------       ---------      --------

       Net book value
       At 31 March 2004                                                                -           4,045         4,045
                                                                               =========       =========      ========


9      FIXED ASSET INVESTMENTS
       Company
                                                                                                            Shares in
                                                                                                           subsidiary
                                                                                                          undertakings
                                                                                                          ------------
                                                                                                              (pound)
       Cost
       Additions and at 31 March 2004                                                                          233,372
                                                                                                          ============

       As at 31 March 2004 , the company held 100% of the ordinary shares of Index Oil & Gas (USA) LLC, incorporated in the US, whose principal activity is the exploration, development and production of oil and gas.

                             INDEX OIL & GAS LIMITED
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           PERIOD ENDED 31 MARCH 2004



10     DEBTORS

                                                                                                Group           Company
                                                                                                2004              2004
                                                                                                ----              ----
                                                                                               (pound)            (pound)

       Trade debtors                                                                            5,281                 -
       Other debtors                                                                              222               222
       Amounts owed by group undertakings                                                           -            44,380
                                                                                              -------            ------
                                                                                                5,503            44,602
                                                                                              =======            ======


11   CREDITORS


                                                                                               Group           Company

                                                                                                2004              2004
                                                                                                ----              ----
                                                                                               (pound)           (pound)
       Falling due within one year:
       Trade creditors                                                                         17,403                 -
       Convertible debt                                                                        76,730            76,730
       Other creditors                                                                         35,895            35,895
       Accruals and deferred income                                                            34,240            31,383
                                                                                              -------           -------
                                                                                              164,268           144,008
                                                                                              =======           =======

     Convertible debt has been stated as proceeds net of issue costs. This debt is convertible into 490,262 10p nominal value shares. Repayment or conversion of this debt is at the sooner of the last repayment date for the convertible debt and Index Oil & Gas Ltd entering into an Option Agreement for further oil and gas exploration and development activity. It was due to be repaid or converted into ordinary share capital by 31 March 2004. Since the year end, repayment/conversion has been extended to 11 June 2004 when this debt was converted into 10p ordinary shares on the signing of the aforementioned Option Agreement.


12   PROVISIONS FOR LIABILITIES AND CHARGES

                                                                                                Group          Company
                                                                                                 2004            2004
                                                                                                 ----            ----
                                                                                               (pound)         (pound)
       Future decommissioning costs
       As at 31 March 2004                                                                      5,713               -
                                                                                              =======      ==========

                                                                                                                 2004
13     CALLED UP SHARE CAPITAL                                                                                 ------
       Group and company                                                                                       (pound)

       Authorized
       100,000,000 ordinary shares of 10p each                                                             10,000,000
                                                                                                           ==========

       Allotted, issued and fully paid
       3,456,528 ordinary shares of 10p each                                                                  345,652
                                                                                                           ==========


     On 26 February 2003, the company split its authorized  share capital of 100
     (pound)1 Ordinary shares to 1000 shares of 10p each. At that date the company also increased its authorized share capital from (pound)100 to (pound)10,000,000.

     At this date, the subscription share of (pound)1 in issue was split into 10 shares of 10p each.

                             INDEX OIL & GAS LIMITED
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           PERIOD ENDED 31 MARCH 2004


13   CALLED UP SHARE CAPITAL (Continued)

     On 17 March 2003 the company issued 693,332 shares at par. The company also issued convertible loan capital of (pound)138,667, that was convertible on majority Shareholder approval and no later than 5 months after the closing of the related offer. The conversion of this loan capital into 1,386,668 Ordinary share of 10p at par was approved in July 2003, at the point the Company acquired its first oil and gas property. The shares were subsequently issued on 15 December 2003.

     On 22 July 2003 the company issued convertible loan capital of (pound)125,750 that was convertible on majority Shareholder approval and no later than 2 months after the closing of the related offer. The conversion of this loan capital into 886,256 shares of 10p at a premium of (pound)37,125 was similarly approved in July 2003, again at the point the Company acquired its first oil and gas property These shares were also subsequently issued on 15 December 2003.

     On 2 March 2004, the company issued 490,262 Ordinary share of 10p at a premium of (pound)31,935. The company also issued convertible loan capital of (pound)80,962, that was convertible on majority Shareholder approval. Details of the conversion since the year end are given in note 11.

     Share options

     At 31 March 2004 the following share options were outstanding in respect of the ordinary shares:

     Date of grant    Number of shares       Period of options   Option price per share
     8 March 2004     297,425 shares of 10p   31 December 2003 -          10p
                                              31 December 2010
     Warrants

     At 31 March, the following warrants were outstanding in respect of the ordinary shares:

       Date of warrant          Number of shares           Expiry dates

       27 February 2003            45,882             Not later than the date
                                                      of listing of the Company
                                                      on a recognized Stock
                                                      Exchange or the date of
                                                      the Sale and Purchase of
                                                      more than 90% of existing
                                                      Ordinary shares in issue,
                                                      whichever is earliest.
       22 July 2003                 2,653







14     PROFIT AND LOSS ACCOUNT                                                             Company             Group
                                                                                             2004              2004
                                                                                             ----              ----
                                                                                            (pound)           (pound)
       Loss for the period                                                                 (132,708)         (173,233)
       Exchange differences on consolidation                                                      -           (27,349)
                                                                                           --------          --------
       At 31 March 2004                                                                    (132,708)         (200,582)
                                                                                           ========          ========


15     RECONCILIATION OF MOVEMENTS IN EQUITY SHAREHOLDERS' FUNDS

                                                                                              Company           Group
                                                                                               2004              2004
                                                                                               ----------------------
                                                                                               (pound)         (pound)

       Share capital issued                                                                   345,652           345,652
       Share premium net of issue costs                                                        60,186            60,186
       Loss for the period                                                                   (132,708)         (200,582)
                                                                                             --------          --------

       Shareholders funds at 31 March 2004                                                    273,130           205,256
                                                                                             ========          ========

                             INDEX OIL & GAS LIMITED
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           PERIOD ENDED 31 MARCH 2004


16     MOVEMENT ON RESERVES
       Group

                                                                               Share       Profit and
                                                                             premium           loss
                                                                             account          account             Total
                                                                             -------          -------             -----
                                                                             (pound)         (pound)             (pound)
       At beginning of period                                                      -              -                   -
       Loss for period                                                             -         (173,233)         (173,233)
       Premium on issue of shares                                             69,060                -            69,060
       Issue costs                                                            (8,874)               -            (8,874)
       Currency translation differences
       on foreign currency net investments                                         -          (27,349)          (27,349)
                                                                            --------         --------          --------
       At end of period                                                       60,186         (200,582)         (140,396)
                                                                            ========         ========          ========

       Company
                                                                              Share         Profit and
                                                                             premium            loss
                                                                             account          account             Total
                                                                             -------          -------             -----
                                                                             (pound)          (pound)            (pound)

At beginning of period                                                             -                -                 -
Loss for period                                                                    -         (132,708)         (132,708)
Premium on issue of shares                                                    69,060                -            69,060
Issue costs                                                                   (8,874)               -            (8,874)
                                                                            --------         --------          --------

At end of period                                                              60,186         (132,708)          (72,522)
                                                                            ========         ========          ========


17      GROSS CASH FLOWS
                                                                                2004
                                                                              (pound)
        Returns on investments and servicing of finance
        Interest received                                                       2,011
                                                                            ---------

                                                                                2,011
                                                                            =========
        Capital expenditure
        Payments to acquire intangible fixed assets                          (232,775)
        Payments to acquire tangible fixed assets                             (29,180)
                                                                            ---------

                                                                             (261,955)
                                                                            =========
        Financing
        Issue of share capital, including Share Premium                       414,712
        Share issue costs                                                      (8,874)
        Issue of loan capital                                                  80,962
        Loan issue costs                                                       (4,233)
                                                                            ---------

                                                                              482,567
                                                                            =========

                             INDEX OIL & GAS LIMITED
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           PERIOD ENDED 31 MARCH 2004


18   ANALYSIS OF CHANGES IN NET FUNDS

                                                                At                                                   At
                                                       21 February             Cash          Exchange          31 March
                                                              2003            flows        difference              2004
                                                              ----            -----        ----------              ----
                                                             (pound)        (pound)           (pound)            (pound)

       Cash at bank and in hand                                  -           138,120            1,195           139,315
                                                         ---------          --------        ---------          --------

       Debt <1 year (convertible debt)                           -           (80,962)               -           (80,962)
                                                         ---------          --------        ---------          --------

       Total                                                     -            57,158            1,195            58,353
                                                         =========          ========        =========          ========

19   MAJOR NON-CASH TRANSACTIONS

     There were no external non-cash transactions during the year.


20   RELATED PARTY TRANSACTIONS

     During the Period ended 31 March 2004:

     A Boetius subscribed for (pound)9,508 of loan notes issued by the company.

     L West subscribed for (pound)79,167 of loan notes issued by the company.

     D Jenkins subscribed for (pound)13,667 of loan notes issued by the company.

     D Wordsworth subscribed for (pound)106,500 of loan notes issued by the company.

     As at the Balance Sheet date:

     A Boetius held (pound)1,625 of outstanding loan notes issued by the company.

     L West held (pound)17,500 of outstanding loan notes issued by the company.

     D Jenkins held (pound)5,000 of outstanding loan notes issued by the company.

     D Wordsworth held (pound)17,500 of outstanding loan notes issued by the company.

     During the year the company entered into service contracts with A Boetius, L West and D Jenkins. Under these contracts the directors received remuneration of (pound)12,247.50 each. These directors were each granted 62,475 share options, with an exercise price of 10p per share under an unapproved share option plan.

     During the year, prior to being appointed a Director D Wordsworth received (pound)6,000 for the provision of Consultancy services. D Wordsworth was granted 60,000 in share options with an exercise price of 10p per share under an unapproved share option plan.

     All share options were exercised between 19 April and 30 April 2004.

                             INDEX OIL & GAS LIMITED
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           PERIOD ENDED 31 MARCH 2004


21   CONTROLLING PARTY

     The company is controlled by the directors by virtue of their combined shareholding, as shown in the Directors' Report.


22   POST BALANCE SHEET EVENTS

     The Group has entered into an Option Agreement to acquire certain US gas properties and participate in development programmes on these. Consideration of $75,000 has been paid to the counterparty in return for rights under the Option Agreement. Under the Option Agreement the Index Group has the right, but not the obligation, to execute a Sale and Purchase Agreement relating to these properties. The consideration payable on any completion of the Sale and Purchase Agreement is $5.2million in cash, together with the grant of certain future royalty interests in the properties and an uplift to Index's working interest share of costs on a defined future development well. As of the date of this report the Directors are currently actively working to raise the funding required to proceed with this opportunity.

     All Share Options granted at the Balance Sheet date have been exercised in the subsequent period and prior to the date of this report.